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                                                                   EXHIBIT 5.1



                   [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]





                                  June 24, 1998


(212) 351-3872                                                       18530-00003


broadcast.com inc.
2914 Taylor Street
Dallas, TX 75226

         Re: broadcast.com inc. Registration Statement on Form S-1 (File No. 333-52877)

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-1 (File No. 333-52877) (the "Registration Statement") of broadcast.com inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering (i) by the Company of (a) up to 2,500,000 newly issued shares (the "Firm Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and (b) up to 187,500 newly issued shares (the "Company Over-allotment Shares") of Common Stock pursuant to an option granted by the Company to the Underwriters solely to cover over-allotments, if any, and (ii) by a stockholder of the Company (the "Selling Stockholder") of up to 187,500 shares (the "Selling Stockholder Over-allotment Shares") of Common Stock pursuant to an option granted by the Selling Stockholder to the Underwriters solely to cover over-allotments, if any.

         We have examined the original, or photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.



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broadcast.com inc
June 24, 1998
Page 2


         Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, and subject to the receipt from the Commission of an order declaring the Registration Statement effective under the Securities Act and compliance with applicable state securities laws, we are of the opinion that:

         1. The Firm Shares, when issued, sold and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         2. If and to the extent the over-allotment option is exercised, the Company Over-allotment Shares when issued, sold and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         3. If and to the extent the over-allotment option is exercised, the Selling Stockholder Over-allotment Shares are validly issued, fully paid and non-assessable.

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                       Very truly yours,



                                       /s/  Gibson, Dunn & Crutcher LLP